UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________
FORM 8-A/A
_______________________
FOR REGISTRATION OF CERTAIN SECURITIES
Pursuant to Section 12(b) or 12(g) of
The Securities Exchange Act of 1934

_______________________
UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

_______________________

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)
Registrant’s telephone number, including area code (215) 721-2400
Not applicable
(Former name or former address, if changed since last report)

 _______________________
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this Form relates: N/A.

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights
(Title of class)

Item 1.	Description of Registrant's Securities to be Registered.

Item 1 of the Registration Statement on Form 8-A filed by Univest Corporation of Pennsylvania (the “Corporation”) with the Securities and Exchange Commission on October 21, 2011 is incorporated herein by reference and is hereby amended and supplemented by adding the following:

On January 25, 2017, the Board of Directors of the Corporation approved and the Corporation and Broadridge Corporate Issuer Solutions, Inc. (the “Rights Agent”) entered into an amendment, dated as of January 25, 2017 (the “Amendment”), to that certain Rights Agreement, dated as of September 30, 2011 (the “Rights Agreement”), between the Corporation and the Rights Agent, relating to the Corporation's Series A Junior Participating Preferred Stock purchase rights (the “Rights”).

The Amendment accelerated the expiration date of the Rights issued pursuant to the Rights Agreement to January 25, 2017. Accordingly, on January 25, 2017, the Rights issued under the Rights Agreement expired and were no longer outstanding and the Rights Agreement terminated as of that date.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which was filed as Exhibit 4.1 to the Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2011 which is incorporated herein by reference.

Item 2.	Exhibits

Exhibit No.	Description of Document

4.1
Rights Agreement, dated as of September 30, 2011, between the Corporation and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent, including the terms of the Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of Univest Corporation of Pennsylvania filed with the SEC on October 6, 2011 (Commission File No. 000-07617)).

4.2
Amendment to Rights Agreement, dated as of January 25, 2017, between Univest Corporation of Pennsylvania and Broadridge Corporate Issuer Solutions, Inc. (incorporated by reference to Exhibit 4.1 to the Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2017).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By:	/s/ Jeffrey M. Schweitzer
Name:	Jeffrey M. Schweitzer
Title:	President and Chief Executive Officer

January 25, 2017

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1
Rights Agreement, dated as of September 30, 2011, between the Corporation and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent, including the terms of the Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of Univest Corporation of Pennsylvania filed with the SEC on October 6, 2011 (Commission File No. 000-07617)).

4.2
Amendment to Rights Agreement, dated as of January 25, 2017, between Univest Corporation of Pennsylvania and Broadridge Corporate Issuer Solutions, Inc. (incorporated by reference to Exhibit 4.1 to the Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2017].